                                                                      Exhibit 32

                                  CERTIFICATION


         Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Cablevision Systems Corporation ("Cablevision") and CSC Holdings, Inc. ("CSC Holdings") hereby certifies, to such officer's knowledge, that Cablevision's and CSC Holdings' Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, (except that the independent public accountants of Cablevision and CSC Holdings have informed Cablevision and CSC Holdings that they are currently unable to complete a review of the condensed consolidated financial statements of Cablevision and subsidiaries and of CSC Holdings and subsidiaries as required by Section 10-01(d) of Regulation S-X; see Note 18 to the condensed consolidated financial statements of Cablevision and Note 17 to the condensed consolidated financial statements of CSC Holdings included in the Report), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cablevision and CSC Holdings.



Date:        August 14, 2003            By:     /s/ James L. Dolan
             ------------------                 --------------------------------
                                                James L. Dolan
                                                President and Chief
                                                Executive Officer



Date:        August 14, 2003            By:     /s/ William J. Bell
             ------------------                 --------------------------------
                                                William J. Bell
                                                Vice Chairman
                                                [Principal Financial Officer]